Exhibit 99.77(q)(1)

Item 77Q-1 – Exhibits

(e)(1)	Investment Management Agreement dated May 7, 2013 between ING Variable Products Trust and ING Investments, LLC – Filed herein.

(e)(2)	Sub-Advisory Agreement dated May 7, 2013 between ING Investments, LLC and ING Investment Management Co. LLC – Filed herein.